EXHIBIT 23.11

                        CONSENT TO BE NAMED AS A DIRECTOR
                                       OF
                                  HOMEUSA, INC.

      The undersigned hereby consents to be named as a director of HomeUSA, Inc. (the "Company") in the Registration Statement on form S-1 to be filed by the Company with the Securities and Exchange Commission.

Dated: September 8,  1997



                                    By: /s/ STEPHEN F. SMITH

                                    Name: Stephen F. Smith

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